UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2012

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of unitholders of Buckeye Partners, L.P. (the “Partnership”) was held on June 5, 2012. At the meeting, the following matters were voted upon by the Partnership’s unitholders: (i) the election of three Class II directors to serve on the board of directors of Buckeye GP LLC, the Partnership’s general partner, until the Partnership’s 2015 annual meeting, and (ii) the ratification of the selection of Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the year 2012.

All nominees for director were elected, with voting as detailed below:

	For	Withheld	Broker Non-Votes
1. Pieter Bakker	52,644,883	799,353	34,433,782
2. C. Scott Hobbs	52,823,829	620,407	34,433,782
3. Mark C. McKinley	52,805,946	638,290	34,433,782

The proposal to appoint Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the year 2012 was ratified, with voting as detailed below:

For	Against	Abstain	Broker Non-Votes
86,897,626	683,596	296,794	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	/s/ WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: June 11, 2012